                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

   Neuman, Drennen & Stone, LLC, 1507 Pine Street, Boulder, Colorado  80302
   ------------------------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[X] No fee required.

[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)  Title of each class of securities to which transaction applies:____
    2)  Aggregate number of securities to which transaction applies:_______
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____
    4)  Proposed maximum aggregate value of transaction:___________________
    5)  Total fee paid:____________________________________________________

[ ] Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)   Amount Previously Paid:____________________________________________
  2)   Form, Schedule or Registration Statement No.:  ____________________
  3)   Filing Party:______________________________________________________
  4)   Date Filed:________________________________________________________

                      AMERICAN EDUCATIONAL PRODUCTS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 9, 1998


The Annual Meeting of Shareholders of American Educational Products, Inc. ("AEP" or the "Company") will be held at 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301, on June 9, 1998 at 9:00 o'clock a.m. Mountain Daylight Time, for the purpose of considering and voting upon the following:

  1. To elect seven (7) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

  2. To increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's 1997 Incentive Stock Option Plan by an additional 200,000 shares; and

  3. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of AEP common stock of record at the close of business on April 29, 1998 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended December 31, 1997, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

                                   IMPORTANT
                                  -----------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

                      AMERICAN EDUCATIONAL PRODUCTS, INC.

                      /s/ Robert Scott
                      --------------------------------------------------
                      Dr. Robert Scott, Secretary

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
                   PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Clifford C. Thygesen or Clifford L. Neuman (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of American Educational Products, Inc. (the "Company") to be held at 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301, on June 9, 1998 at 9:00 o'clock a.m. Mountain Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

     (1)    FOR __________      WITHHOLD AUTHORITY __________

                  To elect all of the nominees listed below:

        Clifford C. Thygesen, Dr. Robert A. Scott, Clifford L. Neuman, Steven B. Lapin, Richard J. Ciurczak, Dr. Wayne R. Kirschling
                          and Stephen G. Calandrella

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

        --------------------------------------------------------------

     (2)    FOR __________      AGAINST __________  ABSTAIN __________

     To increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's 1997 Incentive Stock Option Plan by an additional 200,000 shares.

     (3)    Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1, FOR ITEM 2, AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                 Date                                                   , 1998
                      -----------------------------------------------


                 ---------------------------------------------------------
                 Name (please type or print)


                 ---------------------------------------------------------
                 Signature


                 ---------------------------------------------------------
                 Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                      AMERICAN EDUCATIONAL PRODUCTS, INC.

                         6550 Gunpark Drive, Suite 200
                            Boulder, Colorado 80301

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to the Shareholders of American Educational Products, Inc. (respectively, the "Shareholders" and the "Company" or "AEP") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on June 9, 1998 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of seven (7) Directors of the Company; FOR the proposal of the Company's Board of Directors to increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's 1997 Stock Incentive Plan by an additional 200,000 shares; and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

     ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

     This Statement is being mailed on or about May 1, 1998, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Company is furnishing to Shareholders its Annual Report for its fiscal year ended December 31, 1997.

     The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

     Only Shareholders of record as of the close of business on April 29, 1998 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting.
When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, the Company had outstanding 963,989 shares of common stock ("shares"), with each share being entitled to one vote.


1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.
     ------------------------------------------------------------

     The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, all Directors individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.


  Name and          Amount and Nature
Title of               Address of                of Beneficial      Percent
 Class              Beneficial Owner               Ownership     of Class (1)
---------------------------------------------------------------------------

Common             Dr. Robert A. Scott            39,284 (2)         3.94%
Stock               32 Murray Avenue
                   Mahwah, N.J. 07430

  "               Clifford C. Thygesen            69,912 (3)         6.91%
                   4893 Idylwild Trail
                 Boulder, Colorado 80301

  "                Clifford L. Neuman             38,000 (4)         3.84%
                    1507 Pine Street
                 Boulder, Colorado 80302

  "              Stephen G. Calandrella           10,000 (5)         1.03%
                   7210 Antelope Lane
                   Colorado Springs,
                     Colorado 80920

  "                Wayne R. Kirschling            13,000 (6)         1.33%
                     123 East Adams
                 Muncie, Indiana  47305

  "                Richard J. Ciurczak             7,500 (7)         .77%
                   901 Janesville Ave.
                     Ft. Atkinson,
                     Wisconsin 53538

  "                  Steven B. Lapin              10,000 (8)         1.03%
                 96 Cummings Point Road
               Stamford, Connecticut 06902

  "              The Rockies Fund, Inc.           82,000 (9)         8.08%
                  4465 Northpark Drive
                   Colorado Springs,
                     Colorado 80907

  "          G.C. Associates Holdings Corp.      568,680 (10)       45.72%
                 96 Cummings Point Road
               Stamford, Connecticut 06902

               All Directors and Officers           206,008         18.36%
                 As a Group (8 Persons)

--------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Proxy Statement, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Includes non-qualified options exercisable to purchase 800 shares of Common Stock at an exercise price of $4.50 per share, granted November 16, 1993 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 1,500 shares of Common Stock at an exercise price of $4.50 per share granted May 23, 1994 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $4.50 per share granted June 5, 1995, non-qualified options exercisable to purchase 3,400 shares of Common Stock at an exercise price of $4.50 per share granted February 29, 1996, non-qualified options exercisable to purchase 6,000 shares of Common Stock at an exercise price of $4.50 per share granted March 29, 1996, non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $3.875 per share granted May 28, 1997 pursuant to the Formula Plan for Directors, and Common Stock Purchase Warrants exercisable through December 1, 2000, to acquire up to 5,292 shares of Common Stock at an exercise price of $10.00 per share.

(3) Includes non-qualified options exercisable to purchase 1,000 shares of Common Stock at an exercise price of $4.50 per share granted June 5, 1995 pursuant to the Formula Plan for Directors, incentive stock options exercisable to purchase 5,900 shares of Common Stock at an exercise price of $4.50 per share granted February 29, 1996, incentive stock options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $4.50 per share granted March 29, 1996, non-qualified options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $3.875 per share granted granted May 28, 1997 pursuant to the Formula Plan for Directors, and Common Stock Purchase Warrants exercisable through December 1, 2000, to acquire up to 21,506 shares of Common Stock at an exercise price of $10.00 per share. Does not include 31,000 shares of Common Stock, Common Stock Purchase Warrants exercisable through October 1, 1999 to acquire up to 20,000 shares of Common Stock at an exercise price of $4.50 per share and Common Stock Purchase Warrants exercisable through December 1, 2000, to acquire up to 31,000 shares of Common Stock at an exercise price of $10.00 per share, all of which are owned by The Rockies Fund, Inc., a Colorado-based business development company of which Mr. Thygesen is a director. Beneficial ownership of shares held by The Rockies Fund, Inc. is exercised by its Board of Directors whose members include Stephen Calandrella, Charles Powell and Clifford C. Thygesen. Mr. Thygesen disclaims beneficial ownership of all shares of common stock and warrants owned by The Rockies Fund, Inc. for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.
(4) Includes non-qualified options exercisable to purchase 800 shares of Common Stock at an exercise price of $4.50 per share, granted November 16, 1993 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 1,000 shares of Common Stock at an exercise price of $4.50 per share granted May 23, 1994 pursuant to the Formula Plan for directors, incentive stock options exercisable to purchase 200 shares of Common Stock at an exercise price of $4.50 per share granted under the 1990 ISOP, non-qualified options exercisable to purchase 1,000 shares of Common Stock at an exercise price of $4.50 per share granted June 5, 1995 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 4,000 shares of Common Stock at an exercise price of $4.50 per share granted March 29, 1996, non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $3.875 per share granted May 28, 1997 pursuant to the Formula Plan for directors, and Common Stock Purchase Warrants exercisable through December 1, 2000, to acquire up to 13,000 shares of Common Stock at an exercise price of $10.00 per share.

(5) Includes non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $4.50 per share, granted November 1, 1996 pursuant to the Formula Plan for directors, and non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $3.875 per share granted May 28, 1997 pursuant to the Formula Plan for directors. Does not include 31,000 shares of Common Stock, Common Stock Purchase Warrants exercisable through October 1, 1999 to acquire up to 20,000 shares of Common Stock at an exercise price of $4.50 per share and Common Stock Purchase Warrants exercisable through December 1, 2000, to acquire up to 31,000 shares of Common Stock at an exercise price of $10.00 per share, all of which are owned by The Rockies Fund, Inc., a Colorado-based business development company of which Mr. Calandrella is a director.
       Beneficial ownership of shares held by The Rockies Fund, Inc. is exercised by its Board of Directors whose members include Stephen Calandrella, Charles Powell and Clifford C. Thygesen. Mr. Calandrella disclaims beneficial ownership of all shares of common stock and warrants owned by The Rockies Fund, Inc. for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

(6) Represents non-qualified options exercisable to purchase 4,000 shares of Common Stock at an exercise price of $4.50 per share, granted February 9, 1995 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 4,000 shares of Common Stock at an exercise price of $4.50 per share granted March 29,1996, and non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $3.875 per share granted May 28, 1997 pursuant to the Formula Plan for directors.

(7) Represents non-qualified options exercisable to purchase 7,500 shares of Common Stock at an exercise price of $5.625 per share, granted January 19, 1998, pursuant to the Formula Plan for directors. Does not include non-qualified options exercisable to purchase 2,500 shares of Common Stock at an exercise price of $5.625 per share, granted January 19, 1998, pursuant to the Formula Plan for directors which are subject to future vesting.

(8) Represents non-qualified options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $5.375 per share, granted June 19, 1997, pursuant to the Formula Plan for directors. Does not include 288,840 shares of Common Stock and Common Stock Purchase Warrants exercisable through December 1, 2000, to acquire up to 279,840 shares of Common Stock at an exercise price of $10.00 per share, which are owned by G.C. Associates Holdings Corp. ("G.C.") of which Mr. Lapin is an officer and director.

(9) Represents 31,000 shares of Common Stock, Common Stock Purchase Warrants exercisable through October 1, 1999 to acquire up to 20,000 shares of Common Stock at an exercise price of $4.50 per share and Common Stock Purchase Warrants exercisable through December 1, 2000, to acquire up to 31,000 shares of Common Stock at an exercise price of $10.00 per share. The Rockies Fund, Inc., is a Colorado-based business development company. Beneficial ownership of shares held by The Rockies Fund, Inc. is exercised by its Board of Directors whose members include Stephen Calandrella, Charles Powell and Clifford C. Thygesen.

(10) Includes Common Stock Purchase Warrants exercisable through December 1, 2000, to acquire up to 279,840 shares of Common Stock at an exercise price of $10.00 per share. G.C. is a Delaware corporation engaged in holding investments. Geneve Holdings, Inc., a Delaware corporation ("GHI"), is a private, diversified holding company, and is the indirect controlling shareholder of G.C. By virtue of his direct or indirect holdings of capital stock of GHI. Mr. Edward Netter may be deemed to be the controlling person of GHI and therefore the controlling person of G.C. Mr. Netter disclaims beneficial ownership of all shares of Common Stock and Common Stock Purchase Warrants owned by G.C. for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The foregoing information has been furnished to the Company by G.C., in a report of beneficial ownership on Schedule 13D, the accuracy of which has not been independently verified by the Company.


2.   ELECTION OF DIRECTORS.
     ----------------------

     The Directors have voted to nominate seven (7) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the corporation. All of the nominees are currently Directors of the Company.

     The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:


Name Age                       Position
---------------------------------------------------------------------------
Dr. Robert A. Scott               59         Chairman of the Board and
                                               Secretary

Clifford C. Thygesen              62         President and Director

Stephen G. Calandrella            36         Director

Clifford L. Neuman                49         Director

Steven B. Lapin                   52         Director

Dr. Wayne R. Kirschling           55         Director

Richard J. Ciurczak               42         Director


     DR. ROBERT A. SCOTT, director since 1991, Chairman of the Board since April, 1995 and Secretary since August, 1997, has been President, Chief Executive Officer and Professor of Sociology and Anthropology at Ramapo College of New Jersey since 1985. Ramapo College is a coeducational state-supported residential institution of undergraduate and graduate liberal arts, sciences and professional studies. From 1979 to 1985, he served as Assistant Commissioner and Director of Academic Affairs for the Indiana Commission for Higher Education, where he was responsible for the coordination of state-wide higher education strategic planning for both public and private institutions. From 1969 to 1979, he was Associate Dean and Senior Administrator of the College of Arts and Sciences of Cornell University. Dr. Scott is a member of the Board of Advisors of NCO Investors II, L.P., a leveraged investment partnership, a member of the Executive Committee of Hillcrest Health Service Systems, Inc., a holding company for the Hackensack Medical Center teaching hospital and four other subsidiaries. Dr. Scott is Past Chairman of the Commission on International Education of the American Council on Education, a founding member of the Advisory Board of the New Jersey Center for International Business Education and Research at Rutgers University, Past Chairman of the College and University Educational Satellite Services sponsored by the American Association of State Colleges and Universities and Public Broadcasting System, Chairman of the Board of Directors of the New Jersey Association of Colleges and Universities, and a member of numerous additional professional associations. Dr. Scott received his B.A. from Bucknell University and his Ph.D. in Sociology and Organizational Ethnography from Cornell University.

     CLIFFORD C. THYGESEN, President of the Company since January 22, 1996 and a Director since 1986, also served as its Executive Vice-President from 1986 until January 1992. Mr. Thygesen is also currently a director of Rockies Fund, Inc. a Colorado Springs, Colorado based Business Development Company registered under the Investment Company Act of 1940, a director of Global Casinos, Inc., a publicly-traded company engaged in the ownership and operation of domestic and international casinos and limited stakes gaming properties, and a director of Wall Street Racing Stables, a publicly-traded company involved in the racing of thoroughbred horses. From 1971 to 1973, Mr. Thygesen was Vice-President of Operations for the Ithaca Gun Company of Ithaca, New York, a manufacturer of high quality firearms. From 1973 to 1976, Mr. Thygesen served as President of Alpine Designs Corporation, a company which produces backpacking equipment, skiwear and hunting apparel. During the period of his employment with Ithaca Gun Company and Alpine Designs, these two companies were subsidiaries of General Recreation, Inc. In 1975 and 1976, Mr. Thygesen was corporate Director of Manufacturing for General Recreation, Inc., and, in this capacity, assumed responsibility for decentralizing manufacturing operations in addition to his duties at Alpine Designs. From 1977 to 1981, he served as Vice-President of Manufacturing for Pure Cycle Corporation, a company that designed water recycling systems for residential use. From 1981 until February, 1988, Mr. Thygesen was President, Chief Operating Officer and a Director of Tri Coast Environmental Corporation, formerly Colorado Venture Capital Corporation. He received his B.S. degree in Industrial Administration from the University of Illinois in 1961.

     STEPHEN G. CALANDRELLA was elected as a director in November, 1996. Mr. Calandrella has been President and a Director of The Rockies Fund, Inc., a Colorado-based business development company registered under the Investment Company Act of 1940 since February, 1991, and Chief Executive Officer of the Rockies Fund, Inc. since January 30, 1994. Mr. Calandrella has previously served as a Director of Kelly Motors, Ltd., Good Times Restaurants, Inc., Southshore Corp., and Cogenco International, Inc. Mr. Calandrella also served as a Director for Combined Penny Stock Fund, Inc. and Redwood MicroCap Fund, Inc., both of which are closed-end investment companies registered under the Investment Company Act of 1940. Mr. Calandrella currently serves as Interim President and a member of the Board of Directors of Global Casinos, Inc., a publicly-held company engaged in the ownership and operation of domestic and international casinos and limited stakes gaming properties. Mr. Calandrella also serves as a Director of Optimax Industries, Inc., a NASDAQ listed holding company; Guardian Technologies, a NASDAQ listed maker of bullet proof vests;
and Gold Capital Corporation, a publicly traded mining company.   Mr.
Calandrella has also engaged in financing and consulting activities for development stage companies, which consist of advising public and private companies on capital formation methods, enhancing shareholder valuations, mergers, acquisitions and corporate restructuring, as well as arranging for bridge loans and equity purchases.

     CLIFFORD L. NEUMAN has served as a Director of the Company since November, 1990 and served as Secretary from 1992 through 1994. Mr. Neuman is a licensed, practicing attorney and a managing member of the law firm of Neuman, Drennen & Stone, located in Boulder, Colorado. Mr. Neuman has served as legal counsel to the Company and its subsidiaries since 1986. Mr. Neuman received his Bachelor of Arts degree from Trinity College in 1970 and his Juris Doctorate degree from the University of Pennsylvania School of Law in 1973.

     DR. WAYNE R. KIRSCHLING has served as a director of the Company since February, 1995. Dr. Kirschling currently serves as a Corporate Vice President of Ontario Corporation, a closely held Indiana corporation with corporate headquarters in Muncie, Indiana. Ontario engages in the manufacture and refurbishment of components used in jet engines; the manufacture and refurbishment of components used in semiconductor process equipment; provides metallurgical, chemical and environmental laboratory testing; develops software and systems for enterprises involved in collections and accounts receivable management; and is involved in the development of an industrial park. From 1978-1986, Dr. Kirschling served as Deputy Commissioner of Higher Education for the Indiana Commission for Higher Education located in Indianapolis, Indiana, where he was responsible for working with the Governor, the State Legislature and Indiana's public and private colleges on operating and capital budget requests, student aid funding, and approval of new institutions and new academic programs. From 1971-1978, he was Associate Director of the National Center for Higher Education Management Systems located in Boulder, Colorado, where he was responsible for working with public and private colleges throughout the U.S. to develop and implement new management techniques and for operating a visiting scholars program for scholars drawn from American and foreign universities, industry and government. From 1964-1969, Dr. Kirschling served as an officer in the U.S. Air Force, including assignments with the Office of the Secretary of the Air Force in Washington, D.C. and at the U.S. Air Force Academy located in Colorado Springs, Colorado. He has taught at a number of colleges and universities including the University of Colorado, Butler University, the University of Indianapolis and the U.S. Air Force Academy. He received his B.S. degree from the U.S. Air Force Academy, an M.S. in Industrial Engineering from Stanford University and an M.B.A. and D.B.A. in Management Science from the University of Colorado.

     STEVEN B. LAPIN has served as a director of the Company since June, 1997. Mr. Lapin has been President and Chief Operating Officer of Geneve Corporation, a private, diversified holding company with principal offices in Stamford, Connecticut, since October, 1993. Prior to October, 1993, Mr. Lapin served as Executive Vice President and Chief Operating Officer of Geneve Corporation. Mr. Lapin has been a director of Geneve Corporation for more than five years. Mr. Lapin has also served as a director of Independence Holding Company, a holding company engaged principally in the life and health insurance business, since July, 1991; as a director of Zimmerman Sign Company, a provider of site identification products and services, since August, 1992; and as a director of The Aristotle Corporation, a holding company engaged in the design, manufacture and marketing of women's intimate apparel, since January, 1998. Mr. Lapin received his Bachelor of Arts degree from the University of Pennsylvania in 1967 and his Juris Doctorate degree from the University of Pennsylvania School of Law in 1970.

     RICHARD J. CIURCZAK has served as a director of the Company since January, 1998, and as President and Chief Operating Officer of Nasco International, Inc., Fort Atkinson, Wisconsin, since October, 1996. Through its mail order operations, Nasco serves the education, health and agriculture industries. Prior to October, 1996, Mr. Ciurczak served in various capacities within Nasco dating back to 1974. Mr. Ciurczak received his Bachelor of Science degree in Business Administration in 1976 from Seton Hall University, New Jersey, and attended the MBA program at Seton Hall University 1977 through 1983.

     Each Director will be elected to serve until the next Annual Meeting of Shareholders in 1999 or until a successor is duly elected and qualified.

     During the 1997 fiscal year, four (4) meetings of the Board of Directors were held, including regularly scheduled and special meetings. All of the meetings were attended by 100% of the Board members with the exception of Dr. Kirschling who attended three (3) of the four (4) meetings. Outside Directors were reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as a Director.

     The Company has adopted a Formula Compensation Plan for outside Directors. For their services, all outside Directors are paid an annual fee of $10,000 each, with the Chairman receiving an additional $12,000. In addition to cash compensation, each outside Director is entitled to receive non-qualified stock options exercisable to purchase 5,000 shares of Common Stock, at an exercise price equal to the market value on the date of grant, for each year of service as a director of the Company.

     During 1997, the Company had standing Audit, Compensation and Nominating Committees of the Board of Directors. From January to July, 1997, the members of the Audit Committee were Clifford L. Neuman and Dr. Wayne R. Kirschling. From August to December, 1997, the members of the Audit Committee were Dr. Kirschling, Mr. Neuman and Clifford C. Thygesen (ex officio). No member of the Audit Committee receives any additional compensation for his service as a member of that Committee. During 1997, the Audit Committee held four (4) meetings, three (3) of which were attended by all of its members. One (1) meeting of the Audit Commitee was attended by all members except Mr. Neuman. The Audit Committee is responsible for providing assurance that financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plan and long-term commitments. To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent public accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquires about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, reviews with Management the Management's Discussion and Analysis section of the Annual Report, reviews the letter of Management Representations given to the independent public accountants, meets privately with the independent public accountants to discuss all pertinent matters, and reports regularly to the Board of Directors regarding its activities.

     From January to July, 1997, the members of the Compensation Committee were Dr. Dale LaFrenz, Dr. Robert A. Scott and Clifford C. Thygesen. From August to December, 1997, the members of the Compensation Committee were Stephen G. Calandrella, Dr. Scott and Steven B. Lapin. No member of the Compensation Committee receives any additional compensation for his service as a member of that Committee. During 1997, the Compensation Committee held four
(4) formal meetings which was attended by all of its members. The Compensation Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management incentive compensation plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of incentive stock options to key employees under the Company's Incentive Stock Option Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

     During 1997, the Company's Nominating Committee consisted of Dr. Wayne Kirschling, Dr. Robert A. Scott and Clifford L. Neuman. No member of the Nominating Committee receives any additional compensation for his service as a member of that Committee. During 1997, the Nominating Committee held one (1) formal meeting which was attended by all of its members. The Nominating Committee is responsible for recommending a slate of Director nominees to be considered for election at the Company's 1998 Annual Meeting of Shareholders, which recommendation was unanimously approved by the Board of Directors.
While the Nominating Committee has not in the past considered nominees recommended by securityholders outside of Management, if securityholders have recommendations regarding nominees for the Board of Directors, communication should be addressed to Mr. Thygesen at the principal executive offices of the Company.

     Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.


3.   EXECUTIVE COMPENSATION.
     -----------------------

     The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

                                                  TABLE 1
                                        SUMMARY COMPENSATION TABLE
                                                                       Long Term Compensation
                                                                 ----------------------------------
                                    Annual Compensation(1)              Awards           Payouts
                                  --------------------------     ---------------------   -------
                                            Other                                          All
                                           Annual  Restricted                             Other
Name and                                             Compen-        Stock                 LTIP    Compen-
Principal                Year     Salary    Bonus    sation       Award(s)    Options/   Payouts  sation
Position                 Year       ($)      ($)     ($)(2)          ($)        SARs       ($)      ($)
---------------         -------  --------   -----   ---------    ----------   --------   -------  ------

Clifford C. Thygesen,    1997     $90,433  $5,500    $ 4,590         -0-       10,000      -0-      -0-
 CEO and President
 of AEP and President    1996      69,573     -0-      8,200         -0-       15,900      -0-      -0-
 of Scott Resources,
 Inc., and Hubbard
 Scientific, Inc. (2)

Paul D. Whittle, CEO,    1996    $114,423    -0-        -0-          -0-         -0-       -0-    $29,000
 and President of AEP
 and President of        1995     170,000    -0-     25,732          -0-         -0-       -0-      -0-
 Scott Resources,
 Inc., Hubbard
 Scientific, Inc.,
 Summit Learning, Inc.
 and AEP Media (2)


----------------------
(1) All executive officers of the Company participate in the Company's group health insurance plan. In addition, Mr. Whittle was given the use of a Company leased vehicle, and the Company reimbursed Mr. Whittle for medical expenses incurred and not otherwise covered by the Company's group health insurance plan. Mr. Thygesen was given the use of a Company leased vehicle. Except as indicated, no executive officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective fiscal years.

(2) Effective January 22, 1996, Mr. Whittle voluntarily resigned as CEO and President of AEP. Mr. Whittle was replaced as President of AEP by Clifford C. Thygesen. (See "TRANSACTIONS WITH MANAGEMENT AND OTHERS").


Management Bonus Plans
----------------------
     1997. For the fiscal year ended December 31, 1997, the Management Bonus Plan ("1997 Management Bonus Plan") consisted of a contribution by the Company equal to twenty-five percent (25%) of the Company's net profits in excess of $500,000 earned by the Company during fiscal 1997, not to exceed $62,500. Bonuses totaling $34,354 were earned and paid under the 1997 Management Bonus Plan.

     1996 and 1995.     For the fiscal years ended December 31, 1996 and
December 31, 1995, no management bonuses were earned or paid.

401(k) Savings Plan
-------------------
     During the fiscal year ended December 31, 1993, the Company adopted a 401(k) Savings Plan (the "401(k) Plan"). All full-time employees of the Company who have reached age twenty-one (21) and completed one (1) year of service with the Company are eligible to participate in the 401(k) Plan.

     Under the 401(k) Plan, eligible employees are permitted to defer up to fifteen percent (15%) (unless deemed highly compensated employees by government guidelines) of their compensation limited by (i) the maximum amount allowed to be deferred for federal income tax purposes; (ii) the maximum amount which will not cause the 401(k) Plan to violate any non-discrimination rules; and (iii) the amount which would not cause the 401(k) Plan to exceed the maximum amount allowable as a deduction under Section 404 of the Internal Revenue Code. The maximum allowable compensation deferral for any one employee in calendar 1997 was $9,500. Subject to certain restrictions, contributions to the 401(k) Plan will be invested by the trustees of the 401(k) Plan in accordance with directions of each participant.

     Salary deferral contributions are always 100% vested. Participants or their beneficiaries are entitled to payment of benefits (i) upon retirement at age 65; (ii) upon death or disability; or (iii) upon termination of employment, if the participant elects to receive a distribution of his account balance prior to one of the events listed in (i) or (ii) above. In addition, hardship distributions to participants from the 401(k) Plan are available under certain conditions. The amount of benefits ultimately payable to a participant under the 401(k) Plan will depend on the performance of the funds to which contributions are made on the participant's behalf.

Employee Stock Purchase Plan
----------------------------
     In 1989, the Company's shareholders ratified and approved a qualified Employee Stock Purchase Plan ("ESPP") pursuant to Section 423 of the Internal Revenue Code of 1986, as amended. Pursuant to the ESPP, the Company has been authorized to offer up to 10,000 shares per year over a three-year term, or a total of 30,000 shares, to the Company's employees. The term of the ESPP was subsequently extended for an additional period of three (3) years commencing upon the initial expiration date and ending on the third anniversary of such date. The ESPP includes certain restrictions which preclude participation by part-time employees and employees owning five percent (5%) or more of the Company's Common Stock. The purchase price for the shares may not be less than eighty-five percent (85%) of the market value of the stock on either the Enrollment Date or the Exercise Date as those terms are defined in the ESPP. The ESPP was first implemented in 1991. Employees of the Company are currently participating in the ESPP pursuant to subscriptions whereby shares are being purchased under a program of payroll deductions.

Incentive Stock Option Plan
---------------------------
     In 1990, the Company's shareholders ratified and approved the American Educational Products, Inc. 1990 Incentive Stock Option Plan (the "1990 ISOP"). Pursuant to the terms of the 1990 ISOP, as amended, the Company's Board of Directors was authorized to issue options for the purchase of up to 228,400 shares of the Company's Common Stock to key employees of the Company. At the Company's Annual Meeting of Shareholders on June 2, 1997, the Company's shareholders ratified and approved the American Educational Products, Inc.
1997 Stock Incentive Plan ("1997 Stock Incentive Plan").   Upon adoption by
the shareholders, the 1997 Stock Incentive Plan superseded and replaced the 1990 ISOP, and the 1990 ISOP was merged with and into the 1997 Stock Incentive Plan.

     Pursuant to the terms of the 1997 Stock Incentive Plan, the Company's Board of Directors is authorized to grant incentive stock options, to executive officers and key employees, and to grant non-qualified stock options and/or stock purchase rights (collectively "Rights") to officers, employees, former employees, directors and consultants of the Company and its subsidiaries. As of the date of this Proxy Statement, approximately twenty-five (25) persons are eligible to receive Rights under the 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

     STOCK OPTIONS.

     Under the 1997 Stock Incentive Plan, options granted to eligible participants who must be officers or key employees may take the form of Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Company Stock Incentive Plan) of the Company's Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs.

     The 1997 Stock Incentive Plan also authorizes the Company to grant to officers and key employees, as well as to directors, consultants and advisors to the Company, options which do not qualify as ISO's (Non-Qualified Stock Options or "NQSO's"). NQSO's are not subject to the limitations applicable to ISO's.

     Initially, each option is exercisable over a period, determined by the Board of Directors or a committee appointed by the Board (the entity administering the1997 Stock Incentive Plan will hereinafter be referred to as the "Administrator"), of up to ten years from the date of grant. Options may be exercisable during the option period at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Administrator and set forth in option agreements evidencing the grant of such options.

     The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock (or 110% of the fair market value if granted to a person who owns 10% or more of the Company's outstanding shares) on the date of grant. The exercise price of a NQSO may be set by the Administrator, but for options granted to directors must have an exercise price not less than the fair market value of the underlying shares on the date of grant. The exercise price under any option will be adjusted as provided in the1997 Stock Incentive Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares. Fair market value of the Company's Common Stock is defined in the1997 Stock Incentive Plan as the closing sale price of the Common Stock on NASDAQ or any securities exchange on which the shares of Common Stock are then listed.

     The shares of Common Stock purchased upon the exercise of an option are to be paid for in cash or through the delivery of other shares of the Company's Common Stock with a value equal to the total exercise price, or with money loaned by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Administrator and not inconsistent with the1997 Stock Incentive Plan, or with a combination of the foregoing.

     An option is not transferable except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause or by reason of death, disability or retirement) the optionee may exercise his options within a 90-day period following such termination to the extent he was entitled to exercise such options at the date of termination. If an optionee dies while employed or terminates employment by reason of disability or retirement, the options may be exercised within one year after the optionee's death by the person or persons to whom the optionee's rights pass or within one year after the optionee's disability or retirement by the optionee.

     The 1997 Stock Incentive Plan permits an optionee, with the consent of the Administrator, to pay any income tax incurred by the optionee upon exercise of an option with shares of Company Common Stock otherwise issuable to the optionee. The number of shares issued to the optionee are thereby reduced, and the Company pays the taxes of the optionee with cash.

     PURCHASE RIGHTS.

     Rights to purchase shares of the Company's Common Stock may be offered under the 1997 Stock Incentive Plan at a purchase price to be determined by the Administrator. The agreements relating to purchase rights may contain such provisions designed to provide incentive to the grantees as the Administrator may from time to time determine to be appropriate, including vesting provisions granting to the Company the right to repurchase the shares subject to a purchase right at the initial purchase price upon the termination of the employment or services of the grantee prior to the vesting date or dates provided in the agreement.

     ADMINISTRATION OF THE 1997 STOCK INCENTIVE PLAN.

     Either the Board of Directors (provided that a majority of directors are "disinterested") can administer the1997 Stock Incentive Plan, or the Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the 1997 Stock Incentive Plan.

     The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of awards and the terms and provisions relating to the exercise of the awards.

     The Administrator may interpret the 1997 Stock Incentive Plan and may at any time adopt such rules and regulations for the 1997 Stock Incentive Plan as it deems advisable. The Board may at any time amend or terminate the 1997 Stock Incentive Plan and change its terms and conditions, except that, without stockholder approval, no such amendment may (a) increase the maximum number of shares as to which awards may be granted under the 1997 Stock Incentive Plan, except for adjustments to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares, (b) materially increase the benefits accruing to 1997 Stock Incentive Plan participants, or (c) materially change the requirements as to eligibility for participation in the 1997 Stock Incentive Plan.

     An aggregate of 179,300 shares of the Company's $.05 par value Common Stock are reserved for issuance under the 1997 Stock Incentive Plan. As of December 31, 1997, incentive stock options to purchase 161,700 shares of Common Stock were outstanding and unexercised, having an average exercise price of $4.40 per share. During the Company's fiscal year ended December 31, 1997, 3,000 options were exercised at an average exercise price of $4.00 per share to purchase shares pursuant to the 1997 Stock Incentive Plan.

     The following table sets forth certain information concerning the exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                    TABLE 2
                          Option/SAR Grants for Last
                        Fiscal Year - Individual Grants

                          Number of   % of Total
                         Securities  Options/SARs
                         Underlying   Granted to     Exercise
                        Options/SARs Employees in     or Base    Expiration
       Name              Granted (#)  Fiscal Year  Price ($/Sh)     Date
---------------------------------------------------------------------------

Clifford C. Thygesen       10,000       12.22%        $3.875       May 28,
                                                                    2002
---------------------------------------------------------------------------





                                    TABLE 3

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values
             -----------------------------------------------------
                                                               Value of
                                            Number of         Unexercised
                                           Unexercised       In-the-Money
                                          Options/SARs       Options/SARs
               Shares                     at FY-End (#)    at FY-End($) (2)
              Acquired        Value        ----------        ------------
             on Exercise    Realized     Unexercisable/     Unexercisable/
Name             (#)         (1) ($)       Exercisable        Exercisable
---------------------------------------------------------------------------

Clifford C.      -0-           -0-            -0-/             $   -0-/
Thygesen                                     26,900            $ 39,925

---------------------------------------------------------------------------



(1) Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the Common Stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

     As of April 20, 1998, there are outstanding Common Stock Purchase Warrants exercisable to purchase 30,467 shares of Common Stock of the Company at an exercise price of $4.50 per share issued in conjunction with the sale by the Company of equity units during the latter half of fiscal 1996. As of April 20, 1998, there are outstanding Common Stock Purchase Warrants exercisable to purchase 916,298 shares of Common Stock of the Company at an exercise price of $10.00 per share, issued in 1997 as a warrant dividend to then existing stockholders (the "Warrant Dividend"). The $10.00 Warrants are publicly traded under the symbol AMEPW.


4.   INCENTIVE STOCK OPTION PLAN - ADDITIONAL SHARES.
     ------------------------------------------------

     The Board of Directors of the Company has determined that, in order to be able to provide additional incentive to the Company's management and key employees, it is in the best interest of the Company and its stockholders that an additional 200,000 shares be authorized to be issued pursuant to the exercise of options granted under the 1997 Stock Incentive Plan. Section XVIII of the Plan, Section 422 of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended, each requires that any increase in the aggregate number of shares which may be issued under the 1997 Stock Incentive Plan be approved by a majority of the stockholders of the Company at a regular or special meeting of the stockholders called for that purpose.

     BOARD OF DIRECTORS' RECOMMENDATION.

     For the reasons stated above, the Board of Directors recommends a vote FOR approval of the proposal to increase by 200,000 shares the total number of shares which may be issued pursuant to options granted under the 1997 Stock Incentive Plan.


5.   TRANSACTIONS WITH MANAGEMENT AND OTHERS.
     ----------------------------------------

Legal Counsel
-------------
     Clifford L. Neuman has served as a member of the Company's Board of Directors since November 1990. Mr. Neuman also served as Secretary of the Company from February, 1992 through November, 1994.

     Mr. Neuman is a Managing Member of the law firm of Neuman, Drennen & Stone (f/k/a Neuman & Cobb), which has served as legal counsel to the Company since its inception in 1986.

     During 1997 and 1996, the Company paid Neuman, Drennen & Stone approximately $35,152 and $50,264, respectively, for legal services rendered during the respective fiscal years. During fiscal 1996, Mr. Neuman was given non-qualified options exercisable to purchase 4,000 shares of Common Stock granted March 29, 1996 pursuant to the Formula Plan for directors, and during fiscal 1997, Mr. Neuman was given non-qualified options exercisable to purchase 5,000 shares of Common Stock granted May 28, 1997 pursuant to the Formula Plan for directors. Mr. Neuman also received Common Stock Purchase Warrants exercisable to acquire up to 13,000 shares of Common Stock issued as part of the Warrant Dividend described above. Finally, during fiscal 1997 and fiscal 1996, Mr. Neuman received $10,000 in consideration for his services as a director of the Company.

Transfer of Corporate Assets
----------------------------
     On January 22, 1996, Paul Whittle voluntarily resigned as President and CEO of the Company. Under the terms of Mr. Whittle's employment agreement the Company paid Mr. Whittle his base salary through August 31, 1996. In addition, the Company agreed to transfer certain corporate assets to Mr. Whittle in connection with his resignation, including a computer, automobile and certain items of office furniture, which assets had an aggregate value of $29,000.


6.   COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
     -------------------------------------------------

     Under the Securities Laws of the United States, the Company's Directors, its Executive (and certain other) Officers, and any persons holding more than ten percent (10%) of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the NASDAQ stock market. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates.

     Based solely on a review of the copies of such reports required by
Section 16(a), the Company believes that its officers, Directors, and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable Section 16(a) filing requirements during 1997.


7.   LEGAL PROCEEDINGS
     -----------------

     During 1996, Mr. Thygesen, the Company's President and Director, and
Mr. Calandrella, a Director of the Company, informed the Company that they had been notified by the Securities and Exchange Commission ("Commission") that the Commission Staff intended to request that the Commission commence an administrative proceeding against the Rockies Fund, Inc. and its directors (including Messrs. Thygesen and Calandrella) based upon certain transactions in securities that had formerly been included in the Rockies Fund, Inc.'s securities portfolio. They notified the Company that the Rockies Fund, Inc. and its directors have responded to the Commission with a written submission which sets forth why there exists no basis in fact or law for such a proceeding. In response, the Commission has requested additional information. It is impossible to predict whether the Staff will recommend a proceeding against the Rockies Fund, Inc. or its directors, and if such a recommendation is made, whether the Commission will authorize the institution of a proceeding. There can be no assurance of the outcome of this matter.


8.   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
     ---------------------------------------

     Hein + Associates, CPA, served as the Company's principal accountant for the fiscal year ended December 31, 1997 and is expected to be retained as the Company's principal accountant for the fiscal year ending December 31, 1998. Representatives of Hein + Associates, CPA, are not expected to be present at the Annual Meeting of Shareholders. However, should representatives of Hein + Associates, CPA attend the Annual Meeting of Shareholders, said representatives will have an opportunity to make a statement if they so desire or to respond to appropriate questions.


                                 OTHER MATTERS

     The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

     A copy of Form 10-KSB, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any person who requests it in writing, from the office of the Company at its address noted on this Proxy Statement.


                      AMERICAN EDUCATIONAL PRODUCTS, INC.



               By:  /s/ Robert A. Scott
                    ----------------------------------------------------
                    Dr. Robert A. Scott, Secretary



                              1999 Annual Meeting
                             --------------------

     No definitive date for the Annual Meeting of Shareholders in 1999 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 1999 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than January 31, 1999.